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                                                                    EXHIBIT 99.9
                   [Front of First Union Binding Wraparound]

                                                                     First Union
                                                             Shareholder Meeting
                                                                   July 31, 2001
                                                                   Charlotte, NC
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                              [First Union/R/ Logo]

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                                                      PROXY STATEMENT/PROSPECTUS
                                                Notice of Shareholder Meeting to
                                                          Consider the Merger of
                                                        First Union and Wachovia
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               [Inside Front of First Union Binding Wraparound]

                            Your Vote is Important

                               Please Vote Today


                  For driving directions to the First Union
                shareholder meeting see the inside back cover.
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               [Inside Back of First Union Binding Wraparound]

                               Please Vote Today

     For this historic merger to happen, we need a majority vote from our shareholders.
              If you don't send in your vote, it is the same as
                          voting against the merger.

                        First Union Shareholder Meeting
                            July 31, 2001, 11:00 am
                               Adam's Mark Hotel
                           555 South McDowell Street
                              Charlotte, NC 28204
                                (704) 372-4100
                               Symphony Ballroom

                                  DIRECTIONS
                                  ----------

[MAP APPEARS HERE]

I-85 SOUTH FROM GREENSBORO
Follow I-85 South to Charlotte. Take exit for I-77 South to Columbia. Follow I-77 South to I-277. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.

I-85 NORTH FROM ATLANTA
Follow I-85 North to I-77 South. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.

DIRECTIONS FROM THE AIRPORT
Leave Airport and merge left onto Billy Graham Parkway. Take Billy Graham Parkway to I-77 North. Follow I-77 North to I-277. Merge onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on
E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.


I-77 NORTH FROM COLUMBIA
Follow I-77 North to I-277. Merge onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.

1-77 SOUTH FROM MOORESVILLE AND STATESVILLE
Follow I-77 South to I-277. Loop onto I-277 (John Belk Freeway) and go to Caldwell Street exit. Take Caldwell Street exit onto Caldwell Street. Go to E. Stonewall Street and turn right onto E. Stonewall Street. Go on E. Stonewall Street until you come to S. McDowell Street. Turn left onto S. McDowell Street and the Adam's Mark Hotel will be on your right.
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                   [Back of First Union Binding Wraparound]

Notice of Shareholder Meeting
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Your Vote is Important,
Vote "For" the merger.


                               [First Union/R/ Logo]